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                                  Exhibit 21.01
                                  -------------

                              List of Subsidiaries
                             of Pacific Enterprises
                             ----------------------

  Atlantic-Pacific Glendale, L.L.C.
  Argelec Holdco
  Arggas Holdco
  Arggen Holdco
  Argentina Gas & Electric Company
  Atlantic-Pacific Las Vegas, L.L.C.
  Bangor Gas Company, L.L.C.
  Bangor Pacific Corporation
  Central Plants, Inc.
  CES/Way Holding Company
  CES/Way International, Inc.
  EcoTrans OEM Corporation
  ElecArg Holdco
  Energy Alliance I
  Energy Pacific, LLC
  Energy Pacific Glendale
  Energy Pacific Las Vegas
  Ensource
  ESHold, Inc.
  Frontier Pacific
  Frontier Energy, L.L.C.
  FTM Sports Corporation
  GSHold, Inc.
  Mexico City Disco Holding, Ltd.
  Pacific Enerchange
  Pacific Energy Leasing
  Pacific Enterprises ABC Corporation
  Pacific Enterprises Commercial Loans, Inc.
  Pacific Enterprises Energy Management Services
  Pacific Enterprises Energy Services
  Pacific Enterprises International
  Pacific Enterprises International (Cayman I)
  Pacific Enterprises International (Cayman II)
  Pacific Enterprises International Argentina I
  Pacific Enterprises International Argentina II
  Pacific Enterprises International Brazil Holding I, Ltd.
  Pacific Enterprises International Brazil Holding II, Ltd.
  Pacific Enterprises International Holdings I
  Pacific Enterprises International Holdings II
  Pacific Enterprises International Indonesia
  Pacific Enterprises International Latin America
  Pacific Enterprises International Mexico I
  Pacific Enterprises International River Plate Holdings
  Pacific Enterprises International River Plate Operations
  Pacific Enterprises Leasing Company
  Pacific Enterprises LNG Company
  Pacific Enterprises Oil Company
  Pacific Enterprises Oil Company (USA)

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  Pacific Enterprises Oil Company (Western)
  Pacific Interstate Company
  Pacific Interstate Mojave Company
  Pacific Interstate Offshore Company
  Pacific Interstate Transmission Company
  Pacific Interstate Transmission Company (Arctic)
  Pacific Lighting Corporation
  Pacific Lighting Gas Development Company
  Pacific Lighting Land Company
  Pacific Lighting Real Estate Group
  Pacific Offshore Pipeline Company
  Pacific Enterprises LNG Company
  Pacific Synthetic Fuel Company
  Pacific Western Resources Company
  Pay'n Save Drug Stores, Incorporated
  PEI Brazil Service Corporation
  PEI Mexico Service Corporation
  PEI Uruguay Holdings I, Ltd.
  PEI Uruguay Holdings II, Ltd.
  PEI Uruguay Operator I, Ltd.
  PEI Uruguay Operator II, Ltd.
  Presley RAC Finance Co., Inc.
  Presley-Home Mac Finance Co., Inc.
  Sempra
  Sempra Corporation
  Sempra Energy
  Sempra Energy Holding Co.
  Sempra Energy Trading
  Southern California Gas Company
  Southern California Gas Tower
  Rosarito PowerCo Holding, Ltd.
  Rosarito Transco Holding, Ltd.
  Toluca Disco Holding, Ltd.